SULLIVAN & WORCESTER LLP
                          1025 CONNECTICUT AVENUE, N.W.
                          WASHINGTON, D.C. 20036
                          TELEPHONE: (202) 775-8190
                          FACSIMILE: (202) 293-2275

767 THIRD AVENUE                                   ONE POST OFFICE SQUARE
NEW YORK, NEW YORK 10017                           BOSTON, MASSACHUSETTS 02109
TELEPHONE: (212) 486-8200                          TELEPHONE: (617) 338-2800
FACSIMILE: (212) 758-2151                          FACSIMILE: (617) 338-2880

Evergreen Equity Trust
Evergreen Fixed Income Trust
Evergreen Municipal Trust
Evergreen International  Trust
Evergreen Money Market Trust
Evergreen Select Equity Trust
Evergreen Select Fixed Income Trust
Evergreen Select Money Market Trust
200 Berkeley Street
Boston, Massachusetts 02116

                   Registration Statements of the Above-Named
                     Delaware Business Trusts as Successors
                   to Various Registered Investment Companies
                             as Described in Certain
                     Proxy Materials Dated October 24, 1997

Ladies and Gentlemen:

     You have requested our opinion with respect to certain matters of Delaware law in connection with the registration statements on Forms N-1A (each a "Registration Statement" and together, the "Registration Statements") under the Securities Act of 1933, as amended (the "Securities Act") of Evergreen Equity Trust, Evergreen Fixed Income Trust, Evergreen Municipal Trust, Evergreen International Trust, Evergreen Money Market Trust, Evergreen Select Equity Trust, Evergreen Select Fixed Income Trust, and Evergreen Select Money Market Trust (each a "Trust and together, the "Trusts") in connection with the succession, pursuant to Rule 414 under the Securities Act, of the Trusts to the registration statements of certain registered open-end management investment companies (the "Original Funds") advised by First Union National Bank or its affiliates, and relating to an indefinite number of the shares of beneficial interest of the Trusts authorized by the respective Agreements and Declarations of Trust of the Trusts to be issued to the Original Funds (the "Shares").

     We have reviewed the actions taken by the Trustees of the respective Trusts to organize each Trust and to authorize the issuance and sale of the Shares. In this connection we have examined the Agreement and Declaration of Trust and By-Laws of each Trust, the Registration Statements, including the prospectuses and statements of additional information forming a part thereof, certificates of officers of the respective Trusts and of public officials as to matters of fact, and such other documents and instruments, certified or otherwise identified to our satisfaction, and such questions of law and fact, as we have considered necessary or appropriate for the purpose of rendering the opinions expressed herein. In such examination we have assumed, without independent verification, the genuineness of all signatures (whether original or photostatic), the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies. As to all questions of fact material to such opinions, we have relied upon the representations contained in the certificates referred to above. We have assumed, without independent verification, the accuracy of the relevant facts stated therein.

     We are admitted to the Bars of The Commonwealth of Massachusetts and the District of Columbia and generally do not purport to be familiar with the laws of the State of Delaware. To the extent that the conclusions based on the laws of the State of Delaware are involved in the opinions set forth herein below, we have relied, in rendering such opinions, upon our examination of Chapter 38 of Title 12 of the Delaware Code Annotated, as amended, entitled "Treatment of Delaware Business Trusts" (the "Delaware business trust law") and on our knowledge of interpretation of analogous common law of The Commonwealth of Massachusetts.

     This letter expresses our opinion as to the provisions of each Trust's Agreement and Declaration of Trust, but does not extend to the Delaware Uniform Securities Act, or to other federal or state securities laws or other federal laws.

     Based upon the foregoing and subject to the qualifications set forth herein, we hereby advise you that, in our opinion:

     1. Each Trust is validly existing as a trust with transferable shares under the laws of the State of Delaware.

     2. Each Trust is authorized to issue an unlimited number of shares of beneficial interest, $.001 par value per share; the Shares have been duly and validly authorized by all action of the Trustees of the Trust, and no action of the shareholders of the Trust is required in such connection.

     3. When issued and paid for as described in each Registration Statement, the Shares will be fully paid and nonassessable by any Trust.

     We hereby consent to the filing of this opinion as an exhibit to each Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                                   Very truly yours,


                                                   /s/ Sullivan & Worcester LLP

                                                   Sullivan & Worcester LLP